Exhibit 99.1

News Release

Graham Corporation	20 Florence Avenue	Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION REPORTS SALES GROWTH OF 18%

FOR SECOND QUARTER OF FISCAL 2024

•	18% GROWTH IN SECOND QUARTER SALES DRIVEN BY 69% INCREASE IN DEFENSE MARKET REVENUE

•	GROSS PROFIT OF $7.2 MILLION INCREASED $1.9 MILLION FROM THE PRIOR YEAR QUARTER, OR 36%, ON BETTER MIX OF HIGHER MARGIN PROJECTS, BETTER PRICING, AND IMPROVING EXECUTION

•	ACHIEVED NET INCOME OF $0.4 MILLION; ADJUSTED NET INCOME[1] IMPROVED TO $1.4 MILLION

•	AFTERMARKET SALES TO THE REFINING AND PETROCHEMICAL MARKETS WERE A RECORD $10.8 MILLION, UP 74%.

•	SOLID BACKLOG OF $313.3 MILLION INCLUDING 80% DEFENSE BUSINESS

•	SHIPPED FINAL FIRST ARTICLE UNITS FOR COLUMBIA SUBMARINE AND FORD CLASS CARRIER PROGRAMS

•	REFINANCED LENDING FACILITIES FOLLOWING CLOSE OF QUARTER, IMPROVING FLEXIBILITY AND REDUCING COST OF DEBT

BATAVIA, NY, November 6, 2023 – Graham Corporation (NYSE: GHM) (“GHM” or the “Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries, today reported financial results for its second quarter ended September 30, 2023 (“second quarter fiscal 2024”).

Daniel J. Thoren, President and Chief Executive Officer, commented, “We continue to improve as an organization and are becoming a healthier, more robust business. We are executing better every day, identifying opportunities for further growth and margin expansion. We remain focused on our core capabilities of precision machining of critical turbomachinery components and specialty welding for fabrication of critical equipment for large heat transfer and vacuum applications. Importantly, with the shipment of the final first articles related to the Columbia submarine and Ford Class carrier programs, we now have a higher margin profile in our backlog and believe we are positioned to drive stronger earnings power.”

He concluded, “We are making great progress and believe we are on track to achieve our fiscal 2027 goals of greater than $200 million in revenue with low to mid-teen adjusted EBITDA margins2.”

While the Company expects to continue to have first article programs in its backlog as it wins new projects and applications, the amount as a percentage of total backlog should be reduced moving forward. In addition, Graham has expanded its leadership team, improved internal communications and program management to mature its capabilities with first article development and manufacturing.

[1]	Adjusted net income is a non-GAAP measure. See attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of adjusted net income.
[2]	See “Forward-looking Non-GAAP Measures” on page 5 and attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s outlook for adjusted EBITDA margin.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Second Quarter Fiscal 2024 Performance Review

(All comparisons are with the same prior-year period unless noted otherwise.)

($ in millions except per share data)	Q2 FY24	Q2 FY23	$ Change
Net sales	$45.1	$38.1	$7.0
Gross profit	$7.2	$5.3	$1.9
Gross margin	16.0%	13.8%
Operating income (loss)	$0.8	$(0.1)	$0.9
Operating margin	1.8%	(0.1%)
Net income (loss)	$0.4	$(0.2)	$0.6
Net income (loss) per diluted share	$0.04	$(0.02)	$0.06
Adjusted net income (loss)*	$1.4	$0.3	$1.1
Adjusted net income (loss) per diluted share*	$0.13	$0.03	$0.10
Adjusted EBITDA*	$2.7	$1.5	$1.2
Adjusted EBITDA margin*	6.0%	4.0%

*

Graham believes that adjusted EBITDA (defined as consolidated net income before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses (income), and other unusual/nonrecurring expenses), and adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales), which are non-GAAP measures, help in the understanding of its operating performance. Moreover, Graham’s credit facility also contains ratios based on adjusted EBITDA as defined in the lending agreement. Graham also believes that adjusted net income (loss) and adjusted net income (loss) per diluted share, which excludes intangible amortization, other costs related to the acquisition, and other unusual/nonrecurring (income) expenses, provides a better representation of the cash earnings of the Company. See the attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of adjusted EBITDA, adjusted EBITDA margin, adjusted net income (loss), and adjusted net income (loss) per diluted share, as well as the reconciliation of net income to adjusted EBITDA, adjusted net income (loss), and adjusted net income (loss) per diluted share.

Net sales of $45.1 million increased 18.2%, or $7.0 million. Sales to the defense market increased $10.3 million, or 69%, reflecting more direct labor, better execution, the timing of material receipts, and improved pricing. Record sales in the commercial aftermarket helped to offset slow-to-recover capital projects in the refining and petrochemical industries. Aftermarket sales to the refining and petrochemical markets were $10.8 million, up $4.6 million, or 74%. Declines in the space market reflect timing of projects and the loss of a customer in April 2023 to bankruptcy. See supplemental data for a further breakdown of sales by market and region.

Compared with the prior year period, the 36% increase in gross profit and 220 basis point expansion of gross margin reflected higher volume and related improved absorption, a healthy mix of higher margin commercial aftermarket sales, better execution and better pricing on defense contracts.

Selling, general and administrative expense (“SG&A”), excluding amortization, was $6.1 million, or 14% of sales, up $1.1 million. Approximately $0.8 million of the increase was attributable to the supplemental performance bonus for Barber-Nichols employees (the “BN performance bonus”) in connection with the 2021 acquisition of Barber-Nichols LLC. Other increases included inflation of personnel costs, as well as increased professional fees of approximately $0.2 million driven by increasing complexity in the business associated with growth and our international operations.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Net income was $0.4 million, or $0.04 per diluted share. On a non-GAAP basis, adjusted net income3 and adjusted net income per diluted share3 were $1.4 million and $0.13, respectively, compared with adjusted net income3 and adjusted net income per diluted share3 of $0.3 million and $0.03 during the same period a year ago.

Cash Management and Balance Sheet

Cash generated from operations for the three months ended September 30, 2023 was $3.3 million, up from $0.3 million for the same period last year. Capital expenditures for the second quarter of fiscal 2024 were $1.8 million. Cash and cash equivalents on September 30, 2023, were $25.8 million up from $18.3 million on March 31, 2023.

Debt at quarter end was down $0.9 million to $10.9 million compared with March 31, 2023.

Following the end of the quarter, the Company announced it had closed on a new, five-year $50 million senior secured revolving credit facility of which $35 million is currently available. Graham used the proceeds from the facility and cash on hand to pay down the remaining $11.5 million balance of its term loan and the $725 thousand exit fee from its previous lending agreement amendments. The new facility will reduce current borrowing rates by approximately 25 basis points to SOFR plus 1.25%.

Christopher J. Thome, Chief Financial Officer, commented, “The refinancing of our debt with the new credit facility provides expanded financial flexibility to support our growth strategy with lower borrowing costs. Following the close of the new credit facility, we used the $35 million provided and cash on hand to pay down our outstanding debt so that at this time we have no debt outstanding. The new revolver provides the flexibility to support our working capital and capital expenditure requirements which can diverge from timing of cash receipts.”

Orders and Backlog

(See supplemental data filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for a further breakdown of orders and backlog by market)

($ in millions)

	Q1 23	Q2 23	Q3 23	Q4 23	FY23	Q1 24	Q2 24	YTD FY24
Orders	$40.3	$91.5	$20.0	$50.9	$202.7	$67.9	$36.5	$104.4
Backlog	$260.7	$313.3	$293.7	$301.7	$301.7	$322.0	$313.3	$313.3

Orders for the three-month period ended September 30, 2023, were $36.5 million compared with a record $91.5 million for the same period of fiscal 2023. Last year’s second quarter included a large multi-year order for supporting the U.S. Navy’s Naval Nuclear Propulsion Program.

[3]

Adjusted net income and adjusted net income per diluted share are non-GAAP measures. See attached tables and other information on pages 10 and 11 for important disclosures regarding Graham’s use of adjusted net income and adjusted net income per diluted share.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Aftermarket orders for the refining and petrochemical markets continued to be strong and were $11.4 million in the second quarter, up 2% over the same period last year and up 45% sequentially.

Backlog for the quarter was $313.3 million, which was unchanged compared with the prior-year period. Approximately 50% of orders currently in backlog are expected to be converted to sales in the next twelve months and another 25% to 30% is expected to convert to sales over the following twelve months. The majority of orders expected to convert beyond twelve months are for the defense industry, specifically the U.S. Navy.

Maintaining Fiscal 2024 Outlook

The Company guidance for fiscal 2024 remains unchanged from previous guidance.

(as of November 6, 2023)	Fiscal 2024 Guidance
Net Sales:	$170 million to $180 million
Gross Margin:	18% to 19% of sales
SG&A expense(1)	15% to 16% of sales
Adjusted EBITDA(2)	$11.5 million to $13.5 million
Effective Tax Rate	22% to 23%
CapEx	$12.0 million to $13.5 million

(1)	Includes approximately $2.5 million to $4 million of BN performance bonus and ERP conversion costs included in SG&A expense.
(2)	Excludes approximately $2.5 million to $4 million of BN performance bonus and ERP conversion costs included in SG&A expense and approximately $0.7 million of debt extinguishment charges.

Webcast and Conference Call GHM’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time (“ET”) to review its financial condition and operating results, as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be made available immediately prior to the conference call on GHM’s investor relations website.

A question-and-answer session will follow the formal presentation. GHM’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored from the events section of GHM’s investor relations website.

A telephonic replay will be available from 3:00 p.m. ET on the day of the teleconference through Monday, November 13, 2023, at 11:59 p.m. ET. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13741263 or access the webcast replay via the Company’s website at ir.grahamcorp.com, where a transcript will also be posted once available.

About Graham Corporation

GHM is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “outlook,” “anticipates,” “believes,” “could,” “guidance,” “should,” ”may”, “will,” “goals,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, its ability to deliver to plan, its ability to meet customers’ shipment and delivery expectations, its ability to continue to strengthen relationships with customers in the defense industry, its ability to secure future projects and applications, expected expansion and growth opportunities, anticipated sales, revenues, adjusted EBITDA, adjusted EBITDA margins, capital expenditures and SG&A expenses, the timing of conversion of backlog to sales, orders, market presence, profit margins, tax rates, foreign sales operations, customer preferences, changes in market conditions in the industries in which it operates, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, and its acquisition and growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Forward-Looking Non-GAAP Measures

Forward-looking adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2024 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial estimates set forth above may be material.

Key Performance Indicators

In addition to the foregoing non-GAAP measures, management uses the following key performance metrics to analyze and measure the Company’s financial performance and results of operations: orders, and backlog. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is defined as the total dollar value of net orders received for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as it often times is a leading indicator of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Given that each of orders and backlog are operational measures and that the Company’s methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.

For more information, contact:

Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com

FINANCIAL TABLES FOLLOW.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Graham Corporation

Consolidated Statements of Operations—Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended September 30,			Six Months Ended September 30,

	2023	2022	% Change	2023	2022	% Change
Net sales	$45,076	$38,143	18%	$92,645	$74,218	25%
Cost of products sold	37,885	32,863	15%	74,477	62,194	20%

Gross profit	7,191	5,280	36%	18,168	12,024	51%
Gross margin	16.0%	13.8%		19.6%	16.2%
Other expenses and income:
Selling, general and administrative	6,115	5,059	21%	13,134	10,544	25%
Selling, general and administrative – amortization	273	273	0%	547	547	0%

Operating profit (loss)	803	(52)	NA	4,487	933	381%

Operating margin	1.8%	(0.1%)		4.8%	1.3%
Other (income) expense, net	94	(62)	NA	187	(125)	(250%)
Interest expense, net	55	246	(78%)	240	403	(40%)

Income (loss) before provision (benefit) for income taxes	654	(236)		4,060	655	520%
			NA
Provision (benefit) for income taxes	243	(40)	NA	1,009	175	477%

Net income (loss)	$411	$(196)	NA	$3,051	$480	536%

Per share data:
Basic:
Net income (loss)	$0.04	$(0.02)	NA	$0.29	$0.05	480%

Diluted:
Net income (loss)	$0.04	$(0.02)	NA	$0.28	$0.05	460%

Weighted average common shares outstanding:
Basic	10,699	10,617		10,675	10,614
Diluted	10,810	10,617		10,761	10,618

N/A: Not Applicable

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Graham Corporation

Consolidated Balance Sheets – Unaudited

(Amounts in thousands, except per share data)

	September 30, 2023	March 31, 2023
Assets
Current assets:
Cash and cash equivalents	$25,800	$18,257
Trade accounts receivable, net of allowances ($1,887 and $1,841 at September 30 and March 31, 2023, respectively)	28,710	24,000
Unbilled revenue	34,975	39,684
Inventories	27,009	26,293
Prepaid expenses and other current assets	2,850	1,534
Income taxes receivable	774	302

Total current assets	120,118	110,070
Property, plant and equipment, net	27,122	25,523
Prepaid pension asset	6,251	6,107
Operating lease assets	7,775	8,237
Goodwill	23,523	23,523
Customer relationships, net	10,423	10,718
Technology and technical know-how, net	8,922	9,174
Other intangible assets, net	7,266	7,610
Deferred income tax asset	1,489	2,798
Other assets	239	158

Total assets	$213,128	$203,918

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$2,000	$2,000
Current portion of finance lease obligations	19	29
Accounts payable	13,554	20,222
Accrued compensation	11,357	10,401
Accrued expenses and other current liabilities	6,262	6,434
Customer deposits	59,526	46,042
Operating lease liabilities	1,125	1,022
Income taxes payable	—	16

Total current liabilities	93,843	86,166
Long-term debt	8,863	9,744
Finance lease obligations	76	85
Operating lease liabilities	6,993	7,498
Deferred income tax liability	48	108
Accrued pension and postretirement benefit liabilities	1,341	1,342
Other long-term liabilities	1,169	2,042

Total liabilities	112,333	106,985

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $0.10 par value, 25,500 shares authorized, 10,846 and 10,774 shares issued and 10,703 and 10,635 shares outstanding at September 30, 2023 and March 31, 2023, respectively	1,084	1,075
Capital in excess of par value	29,196	28,061
Retained earnings	80,494	77,443
Accumulated other comprehensive loss	(7,445)	(7,463)
Treasury stock (143 and 138 shares at September 30 and March 31, 2023, respectively)	(2,534)	(2,183)

Total stockholders’ equity	100,795	96,933

Total liabilities and stockholders’ equity	$213,128	$203,918

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Graham Corporation

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Six Months Ended September 30,
	2023	2022
Operating activities:
Net income	$3,051	$480
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation	1,549	1,724
Amortization	891	1,238
Amortization of actuarial losses	421	336
Amortization of debt issuance costs	119	93
Equity-based compensation expense	625	312
Deferred income taxes	1,162	174
(Increase) decrease in operating assets:
Accounts receivable	(4,947)	38
Unbilled revenue	4,620	(5,283)
Inventories	(734)	(2,560)
Prepaid expenses and other current and non-current assets	(1,343)	(782)
Income taxes receivable	(489)	(136)
Operating lease assets	589	901
Prepaid pension asset	(144)	(325)
Increase (decrease) in operating liabilities:
Accounts payable	(6,451)	3,730
Accrued compensation, accrued expenses and other current and non-current liabilities	5	553
Customer deposits	13,503	544
Operating lease liabilities	(529)	(840)
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	—	(595)

Net cash provided (used) by operating activities	11,898	(398)

Investing activities:
Purchase of property, plant and equipment	(3,312)	(1,176)
Proceeds from disposal of property, plant and equipment	38	—

Net cash used by investing activities	(3,274)	(1,176)

Financing activities:
Principal repayments on debt	(1,020)	(3,511)
Proceeds from the issuance of debt	—	5,000
Principal repayments on finance lease obligations	(147)	(136)
Issuance of common stock	225	—
Payment of debt issuance costs	—	(122)
Purchase of treasury stock	(57)	(22)

Net cash provided (used) by financing activities	(999)	1,209

Effect of exchange rate changes on cash	(82)	(254)

Net increase (decrease) in cash and cash equivalents	7,543	(619)
Cash and cash equivalents at beginning of period	18,257	14,741

Cash and cash equivalents at end of period	$25,800	$14,122

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Graham Corporation

Adjusted EBITDA Reconciliation

(Unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$411	$(196)	$3,051	$480
Acquisition & integration costs	—	—	—	54
Barber-Nichols performance bonus	802	—	1,569	—
Debt amendment costs	—	41	—	194
Net interest expense	55	246	240	403
Income taxes	243	(40)	1,009	175
Depreciation & amortization	1,201	1,487	2,440	2,962

Adjusted EBITDA	$2,712	$1,538	$8,309	$4,268

Adjusted EBITDA margin %	6.0%	4.0%	9.0%	5.8%

Adjusted Net Income (Loss) and

Adjusted Net Income Per Diluted Share Reconciliation

(Unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$411	$(196)	$3,051	$480
Acquisition & integration costs	—	—	—	54
Amortization of intangible assets	445	619	891	1,238
Barber-Nichols performance bonus	802	—	1,569	—
Debt amendment costs	—	41	—	194
Normalize tax rate(1)	(287)	(139)	(566)	(312)

Adjusted net income	$1,371	$325	$4,945	$1,654

GAAP net income (loss) per diluted share	$0.04	$(0.02)	$0.28	$0.05
Adjusted net income per diluted share	$0.13	$0.03	$0.46	$0.16
Diluted weighted average common shares outstanding	10,810	10,617	10,761	10,618

(1)	Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the statutory tax rate.

Graham Corporation Reports Sales Growth of 18% for Second Quarter of Fiscal 2024

November 6, 2023

Non-GAAP Financial Measures

Adjusted EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses, and other unusual/nonrecurring expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information, such as Adjusted EBITDA and Adjusted EBITDA margin, is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Moreover, Graham’s credit facility also contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA, and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Adjusted net income (loss) and adjusted net income (loss) per diluted share are defined as net income (loss) and diluted earnings (loss) per share as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income (loss) and adjusted net income (loss) per diluted share are not measures determined in accordance with GAAP and may not be comparable with the measures used by other companies. Nevertheless, Graham believes that providing non-GAAP information, such as adjusted net income (loss) and adjusted net income (loss) per diluted share, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current fiscal year’s net income (loss) and net income (loss) per diluted share to the historical periods’ net income (loss) and net income (loss) per diluted share. Graham also believes that adjusted net income (loss) per diluted share, which adds back intangible amortization expense related to acquisitions, provides a better representation of the cash earnings of the Company.

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